FEBRUARY 7, 2018 Fourth Quarter 2017 Earnings Call

Safe Harbor Statement FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2016, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Quarterly and Annual Summary(1) • Generated Comprehensive Income of $65.7 million, or $0.38 per weighted average basic common share. • Reported book value of $16.31 per common share. • Reported Core Earnings of $81.3 million, or $0.47 per weighted average basic common share.(2) • Closed a 2-year, $300 million financing facility with a large banking counterparty to finance Fannie Mae MSR collateral. • Issued 11,800,000 shares of 7.25% Series C fixed-to- floating rate cumulative redeemable preferred stock for proceeds, net of offering costs, of $285.6 million. 3 (1) On November 1, 2017, the company distributed to its common stockholders the 33,071,000 shares of Granite Point common stock it had acquired in connection with the contribution of its commercial real estate portfolio to Granite Point.  Due to the company’s controlling ownership interest in Granite Point through November 1, 2017, Granite Point’s results of operations and financial condition through such date are included in the company’s financial statements in accordance with U.S. generally accepted accounting principles (GAAP). Because the company no longer has a controlling interest in Granite Point, it has reclassified all of Granite Point’s current and prior period results of operations to discontinued operations. On November 1, 2017, the company also completed its previously announced one-for-two reverse stock split of its outstanding shares of common stock. In accordance with U.S. generally accepted accounting principles, all common share and per common share amounts presented herein have been adjusted on a retroactive basis to reflect the reverse stock split. Except as otherwise indicated in this presentation, reported data is as of or for the period ended December 31, 2017. (2) Core Earnings is a non-GAAP measure. Please see Appendix slide 20 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information. (3) Core Earnings return on average common equity for the quarter ended December 31, 2017 excludes the company’s controlling interest in Granite Point equity. A YEAR OF TRANSFORMATION AND INCREASED EARNINGS POWER QUARTERLY HIGHLIGHTS ANNUAL HIGHLIGHTS • Generated Comprehensive Income of $459.0 million, or $2.63 per weighted average basic common share, representing a return on average common equity of 13.6%. • Grew Core Earnings return on average common equity to 11.3%(3) for the quarter ended December 31, 2017, from 10.0% for the quarter ended December 31, 2016. • Enhanced balance sheet and capital structure through one convertible debt and three preferred stock offerings. • Formed Granite Point Mortgage Trust Inc. (“Granite Point”) (NYSE: GPMT) to continue and expand the company’s commercial real estate business. On November 1, 2017 distributed approximately 33.1 million shares of common stock of Granite Point to Two Harbors’ common stockholders and concurrently effected a one-for-two reverse stock split.

Strategic Overview

Plan for 2017	Accomplishments in 2017
More focused business model	- Reduced operating complexity and costs in 2017, following the discontinuation of the mortgage loan conduit business - Formed Granite Point to continue and expand on commercial real estate business; potential for higher valuation for both companies - On November 1 2017, distributed approximately 33.1 million shares of Granite Point common stock to Two Harbors' common stockholders
Attractive investment opportunities in target assets	Opportunistically added Agency and non-Agency RMBS; grew portfolio of high-quality new issue MSR through flow sale arrangements and bulk deals
Opportunistic use of capital structure	Enhanced balance sheet and capital structure through one convertible debt and three preferred stock offerings; effected one-for-two reverse stock split
Sophisticated approach to risk management	Book value and income stability through hedging with swaps, swaptions and MSR paired with Agency RMBS



15.0%
10.0%
5.0%
0.0%
7.9%
8.6%
9.4%
9.8%
10.0%
11.0%
11.2%
10.2%
11.3%
Q4-2015
Q1-2016
Q2-2016
Q3-2016
Q4-2016
Q1-2017
Q2-2017
Q3-2017
Q4-2017
Core Earnings Return on Average Common Equity (%)

4

Two Harbors Going Forward 5 ü Deliver strong results and book value stability through a variety of rate environments Acute focus on Rates(1) and Credit(2) strategies – Leverage competitive advantages in MSR and legacy non-Agency RMBS Manage balance sheet composition to optimize earnings and stockholder returns Maintain sophisticated approach to risk management Emphasis on technology efficiencies to grow MSR platform (1) Assets in “Rates” include Agency RMBS, Agency Derivatives, MSR and Ginnie Mae buyout residential mortgage loans. (2) Assets in “Credit” include non-Agency securities, prime jumbo residential mortgage loans and credit sensitive residential mortgage loans. ü Strategy of pairing MSR with Agency RMBS ü Utilize variety of instruments to hedge interest rate exposure ü Unique portfolio of legacy non-Agency securities AREAS OF FOCUS IN 2018 KEY DIFFERENTIATING FACTORS

Book Value

(Dollars in millions, except per share data)	Q4-2017 Book Value	Q4-2017 Book Value per share		FY-2017 Book Value	FY-2017 Book Value per share
Beginning common stockholders' equity	**$3,510.3**	**$20.12**		**$3,401.1**	**$19.56**
Distribution of special dividend of Granite Point common stock	(639.6)			(639.6)	
	2,870.7	$16.45	(1)	2,761.5	$15.89
GAAP Net Income:					
Core Earnings, net of tax[2]	93.2			388.1	
Dividend declaration - preferred	(11.9)			(25.1)	
Core Earnings attributable to common stockholders, net of tax[1]	81.3			363.0	
Realized and unrealized gains and losses, net of tax	72.7			(39.6)	
Other comprehensive (loss) income	(88.3)			135.6	
Dividend declaration - common	(82.0)			(350.7)	
Contribution of TH Commercial Holdings LLC to Granite Point[3]	—			(13.8)	
Other	—			12.4	
Balance before capital transactions	2,854.4			2,868.4	
Preferred stock issuance costs	(9.4)			(23.7)	
Issuance of common stock, net of offering costs	0.1			0.4	
Ending common stockholders' equity	**$2,845.1**	**$16.31**		**$2,845.1**	**$16.31**
Total preferred stock liquidation preference	726.3			726.3	
Ending total equity	**$3,571.4**			**$3,571.4**	

Comprehensive Income (GAAP)

Q4-2017 Comprehensive Income of $65.7 million.

Declared Q4-2017 dividends of $0.47 per common share and Series A, B and C preferred stock dividends totaling $11.9 million.

Declared 2017 dividends of $2.01 per common share.

Distributed special dividend of Granite Point common stock to Two Harbors stockholders, amounting to $3.67 per common share.

(1) Comparable to September 30, 2017 pro-forma book value of $16.44 that was previously provided for illustrative purposes.
(2) Please see Appendix slide 20 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.
(3) Impact of Granite Point's consolidated balance sheet subsequent to IPO.

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Core Earnings Summary[1]

(Dollars in millions, except per share data)	Q3-2017	Q4-2017		Variance ($)
Interest income	$195.6	$195.1		($0.5)
Interest expense	99.0	94.8		4.2
Net interest income	96.6	100.3		3.7
Gain on investment securities	—	0.7		0.7
(Loss) gain on swaps and swaptions	(0.4)	2.0		2.4
Gain on other derivatives	2.8	2.8		—
Servicing income, net of amortization on MSR	18.0	19.8		1.8
Other	1.2	1.1		(0.1)
Total other income	21.6	26.4		4.8
Expenses	28.8	31.1		(2.3)
Provision for income taxes	2.0	2.4		(0.4)
Core Earnings from continuing operations (1)	**87.4**	**93.2**		**5.8**
Dividend income on investment in Granite Point	10.7	—		(10.7)
Core Earnings	**98.1**	**93.2**		**(4.9)**
Dividends on preferred stock	8.9	11.9		(3.0)
Core Earnings attributable to common stockholders[1]	**$89.2**	**$81.3**		**($7.9)**
Basic weighted average Core EPS	**$0.51**	**$0.47**		**($0.04)**
Core Earnings as a % of average common equity	**10.2%**	**11.3%**	(2)	

- Core Earnings return on average common equity increased to 11.3%[2]
- Core Earnings benefited from addition of RMBS and MSR bulk purchase
- Other operating expenses from continuing operations of 1.1%

	Q3-2017	Q4-2017
Other operating expenses (excl. LTIP)	1.0%	1.1 %
LTIP amortization (non-cash)	0.4%	(0.0%)
Total other operating expenses	1.4%	1.1 %

- Excluding LTIP amortization, expect continuing operations expense ratio to be in the range of 1.1-1.4% going forward

(1) Core Earnings is a non-GAAP measure. Please see Appendix slide 20 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.
(2) Core Earnings return on average common equity for the quarter ended December 31, 2017 excludes the company's controlling interest in Granite Point equity.

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Tax Characterization of Dividends[1]

Distributions, Year Ended December 31, 2017 (in millions, except per share data)	Q1	Q2	Q3	Q4	Total
REIT 2017 taxable income plus prior year undistributed taxable income of $24.2 million					$354.6
Add: Utilization of carryover capital losses from prior tax years					$17.0
Less: Preferred stock dividends and convertible note deemed dividends					$21.8
Total earnings and profits allocable to common stockholders					$349.8
Common stock cash distributions	$86.5	$90.0	$90.0	$81.4	$347.9
Granite Point common stock distribution	-	-	-	$616.4	$616.4
Total distributions	$86.5	$90.0	$90.0	$697.8	$964.3
Distributions per share					
Common stock cash distributions	$0.5000	$0.5200	$0.5200	$0.4700	$2.0100
Granite Point common stock distribution	-	-	-	$3.5594	$3.5594
Total distributions per share	$0.5000	$0.5200	$0.5200	$4.0294	$5.5694
Form 1099 tax characterization per share					
Ordinary dividend income	$0.1814	$0.1886	$0.1886	$1.4617	$2.0203
Return of capital (nondividend distribution)	$0.3186	$0.3314	$0.3314	$2.5677	$3.5491
Total dividend income and return of capital per share	$0.5000	$0.5200	$0.5200	$4.0294	$5.5694
Percent allocation of total distributions to dividend income	36.3%	36.3%	36.3%	36.3%	36.3%
Percent allocation of total distributions to return of capital	63.7%	63.7%	63.7%	63.7%	63.7%
Total percent allocation of total distributions	100.0%	100.0%	100.0%	100.0%	100.0%

Includes 2017 taxable income of $330.4 million and $24.2 million rolled over from 2016

$616.4 million was fair market value of Granite Point shares on the distribution date

The return of capital distribution of $3.5491 is roughly equivalent to the distribution of Granite Point common stock of $3.5594

36.275% = earnings and profits allocable to common stockholders divided by total common stockholder distributions, or

$349.8 million / $964.3 million

All remaining distributions, or 63.725% of total distributions, are treated as return of capital

(1) The U.S. federal income tax treatment of holding Two Harbors common stock to any particular stockholder will depend on the stockholder's particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to you, in light of your particular investment or tax circumstances, of acquiring, holding and disposing of Two Harbors common stock. Two Harbors does not provide tax, accounting or legal advice. Any tax statements contained herein were not intended or written to be used, and cannot be used for the purpose of avoiding U.S., federal, state or local tax penalties. Please consult your advisor as to any tax, accounting or legal statements made herein.

8

Optimizing Financing Profile and Capital Structure 9 DEBT-TO-EQUITY • 5.9x at December 31, 2017; excluding the consolidation of Granite Point, the company’s debt-to-equity ratio would have been 5.8x at September 30, 2017 • Maintain substantial liquidity to opportunistically take advantage of market opportunities PREFERRED STOCK ISSUANCES • $726 million issued with weighted average dividend rate of 7.6% • Accounts for approximately 20% of capital base RATES – AGENCY RMBS • Outstanding repurchase agreements of $17.4 billion with 23 active counterparties • Outstanding secured FHLB advances of $1.2 billion with weighted average borrowing rate of 1.79% • Repo markets functioning efficiently for RMBS; new counterparties entering market and larger counterparties favoring pool spreads versus treasuries CREDIT – NON-AGENCY SECURITIES • Outstanding borrowings of $1.9 billion with 15 active counterparties • Market for non-Agency securities has seen improvement in both advance rates and spreads in 2017 RATES – MSR • Closed a 2-year, $300 million financing facility with a large banking counterparty to finance Fannie Mae MSR collateral – Financial terms are 48.75% advance rate at LIBOR +225 basis points(1) • Outstanding borrowings of $20.0 million under revolving credit facilities; additional available capacity of $70.0 million • Continue to advance other MSR financing discussions (1) Excludes non-usage, commitment and other fees associated with facility.

HISTORICAL CAPITAL ALLOCATIONPORTFOLIO COMPOSITION(1) Portfolio Composition 10 $22.4 BILLION PORTFOLIO AS OF DECEMBER 31, 2017 (1) For additional detail on the portfolio, see Appendix slides 21-25. (2) MSR includes Ginnie Mae buyout residential mortgage loans. (3) Assets in “Rates” include Agency RMBS, Agency Derivatives, MSR and Ginnie Mae buyout residential mortgage loans. (4) Assets in “Credit” include non-Agency securities, net economic interests in securitization trusts, prime jumbo residential mortgage loans and credit sensitive residential mortgage loans. (5) Commercial consists of the consolidated financial results of Granite Point and its subsidiaries, which is now reflected in discontinued operations. Rates(3) $10,766 December 31, 2016 September 30, 2017 December 31, 2017 Rates(3) 58% 55% 68% Credit(4) 27% 29% 32% Commercial(5) 15% 16% —%Agency $18.3b MSR(2) $1.1b Non-Agency $3.0b Rates(3) $19.4b Credit(4) $3.0b

Portfolio Performance 11 Q4-2017 PERFORMANCE SUMMARY (1) “Legacy” non-Agency securities includes non-Agency bonds issued up to and including 2009. “New issue” non-Agency securities includes bonds issued after 2009. (2) Cost of funds includes interest spread expense associated with the portfolio’s interest rate swaps. RATES • Returns driven by Agency yields and MSR performance • Specified pools gave back some of the price outperformance from the third quarter CREDIT • Strong tailwinds for residential credit environment • Realized attractive yields; strong total returns driven by better valuations across portfolio PORTFOLIO METRICS Three Months Ended September 30, 2017 December 31, 2017 Annualized portfolio yield from continuing operations during the quarter 3.66% 3.69% Rates Agency RMBS, Agency Derivatives and MSR 3.1% 3.2% Credit Non-Agency securities, Legacy(1) 8.4% 7.8% Non-Agency securities, New issue(1) 6.6% 6.6% Net economic interest in securitization trusts 11.0% 11.2% Residential mortgage loans held-for-sale 5.1% 3.9% Annualized cost of funds from continuing operations on average borrowings during the quarter(2) 1.68% 1.72% Annualized interest rate spread for aggregate portfolio during the quarter 1.98% 1.97% DRIVING SUPERIOR PORTFOLIO PERFORMANCE

Rates Update 12 • Pairing MSR with Agency RMBS results in a portfolio that has higher return potential with lower mortgage spread risk – Mitigates adverse impact to book value in spread widening scenario • Opportunity to capitalize on Fed's tapering of RMBS • Expect attractive investment opportunities in wider spread environment STRATEGY OF PAIRING MSR WITH AGENCY RMBS IS DISTINGUISHING FACTOR • Deployed capital from Series C preferred stock offering into RMBS and MSR • Added MSR $6.8 billion UPB through flow-sale arrangements and $9.0 billion UPB bulk purchase – Post quarter-end, closed on additional bulk purchase of $8.7 billion UPB • Addition of financing for MSR is beneficial to growing portfolio and enhancing returns QUARTERLY ACTIVITY

Protecting Book Value and Income 13 HEDGING ACROSS THE CURVE Curve Exposures Short end of the curve - income effect Long end of the curve - book value effect Income change to increasing rates Market value change to increasing rates Repo Fixed rate Agency RMBS LIBOR received on swaps MSR Non-Agency floating-rate MBS Swaps Float income from MSR Swaptions/mortgage options Net income exposure to changes in rates(1) Book value exposure to changes in rates(2) +25 basis points 2.4% +25 basis points (0.7%) +50 basis points 4.4% +50 basis points (3.2%) • Combination of hedging strategy and floating-rate non-Agency holdings leads to minimal income and book value exposure to rate changes Note: The above scenario is provided for illustration purposes only and is not necessarily indicative of Two Harbors’ financial condition and operating results, nor is it necessarily indicative of the financial condition or results of operations that may be expected for any future period or date. (1) Represents estimated percentage change in net interest income for theoretical parallel shifts in interest rates. (2) Represents estimated change in equity value for theoretical parallel shift in interest rates. Change in equity market capitalization is adjusted for leverage.

Credit Update

RESIDENTIAL CREDIT TAILWINDS

- Home prices continue to improve; CoreLogic Home Price Index up 6.6% on a rolling 12-month basis[(1)]
  - Home prices expected to increase 4-6% in 2018[(2)]
  - Supported by affordability, low housing supply and strong demand
- Continued re-equification has potential to result in strong performance for deeply discounted holdings
  - Drives increased prepayments, and lower LTVs, delinquencies, defaults and severities

UNIQUE NON-AGENCY PORTFOLIO DRIVES ATTRACTIVE TOTAL RETURNS

- Non-Agency securities holdings of $3.0 billion; primarily positioned in deeply discounted legacy subprime non-Agency RMBS
- Better underlying performance drives:
  - Attractive yields
  - Strong total return opportunities from price appreciation
- Average legacy market price of ~$76 creates opportunity to capture additional upside[(3)]

(1) Source: CoreLogic Home Price Index rolling 12-month change as of December 2017.
(2) Source: J.P. Morgan, Nomura, Citi and CoreLogic research.
(3) Weighted average market price utilized current face for weighting purposes. Please see slide 25 in the Appendix for more information on our legacy non-Agency securities portfolio.

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Appendix

Return on Book Value 16 (1) Return on book value for the three-month period ended December 31, 2017 is defined as the decrease in book value per common share from September 30, 2017 to December 31, 2017 of $3.81 per common share, plus the dividend declared of $0.47 per common share and the special dividend of Granite Point common stock of $3.67 per common share, divided by September 30, 2017 book value of $20.12 per common share. (2) Return on book value for the twelve-month period ended December 31, 2017 is defined as the decrease in book value per common share from December 31, 2016 to December 31, 2017 of $3.25 per common share, plus dividends declared of $2.01 per common share and the special dividend of Granite Point common stock of $3.67 per common share, divided by December 31, 2016 book value of $19.56 per common share. Return on common book value Q4-2017 (Per common share amounts, except for percentage) Book value at September 30, 2017 $20.12 Book value at December 31, 2017 16.31 Decrease in book value (3.81) Dividend declared in Q4-2017 0.47 Distribution of special dividend of Granite Point common stock 3.67 Return on book value Q4-2017 $0.33 Percent return on book value Q4-2017(1) 1.6% Return on common book value FY-2017 (Per common share amounts, except for percentage) Book value at December 31, 2016 $19.56 Book value at December 31, 2017 16.31 Decrease in book value (3.25) Dividends declared YTD-2017 2.01 Distribution of special dividend of Granite Point common stock 3.67 Return on book value FY-2017 $2.43 Percent return on book value YTD-2017(2) 12.4%

Book Value ($) Dividend Declared ($) $25.00 $20.00 $15.00 $10.00 Q4-2016 Q1-2017 Q2-2017 Q3-2017 Q4-2017 $19.56 $19.82 $19.74 $20.12 $16.31 $0.48 $0.50 $0.52 $0.52 Comp. Income ($M) Comp. Income ROACE (%) $150 $100 $50 $0 -$50 -$100 20% 10% 0% -10% -20% Q4-2016 Q1-2017 Q2-2017 Q3-2017 Q4-2017 $2.2 $145.7 $85.9 $161.6 $65.7 0.3% 16.9% 9.9% 18.5% 8.5% DIVIDENDS(1) Financial Performance 17 COMPREHENSIVE INCOME BOOK VALUE AND DIVIDEND PER COMMON SHARE(1) GAAP NET INCOME (1) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. (2) Includes the special dividend of Granite Point common stock of $3.67 per common share. Dividend per common share ($) Divided Yield (%) $0.60 $0.50 $0.40 $0.30 $0.20 $0.10 $0.00 15.0% 10.0% 5.0% Q4-2016 Q1-2017 Q2-2017 Q3-2017 Q4-2017 $0.48 $0.50 $0.52 $0.52 $0.47 11.0% 10.4% 10.5% 10.3% 11.6% GAAP Net Inc. ($M) GAAP Earnings per basic common share ($) $400 $300 $200 $100 $0 -$100 $3.00 $2.00 $1.00 $0.00 -$1.00 -$2.00 -$3.00 -$4.00 Q4-2016 Q1-2017 Q2-2017 Q3-2017 Q4-2017 $341.4 $72.0 $4.3 $93.2 $154.0 $1.96 $0.41 $0.02 $0.53 $0.88 $4.14(2)

Q4-2017 Operating Performance

	Q4-2017			
(In millions, except for per common share data)	Core Earnings[1]	Realized Gains (Losses)	Unrealized MTM	Total
Interest income	$195.1	$—	$—	$195.1
Interest expense	94.8	—	—	94.8
Net interest income	100.3	—	—	100.3
Total other-than-temporary impairment losses	—	—	(0.4)	(0.4)
Gain (loss) on investment securities	0.7	(11.5)	(8.4)	(19.2)
Gain (loss) on interest rate swaps and swaptions	2.0	(5.7)	60.9	57.2
Gain (loss) on other derivative instruments	2.8	5.9	(12.5)	(3.8)
Servicing income	60.6	—	—	60.6
(Loss) gain on servicing asset	(40.8)	0.3	39.9	(0.6)
(Loss) gain on residential mortgage loans held-for-sale	—	(0.1)	0.3	0.2
Other income (loss)	1.1	40.8	(33.0)	8.9
Total other income (loss)	26.4	29.7	46.8	102.9
Management fees & other operating expenses	31.1	(0.5)	—	30.6
Net income before income taxes	95.6	30.2	46.8	172.6
Income tax expense (benefit)	2.4	(0.3)	8.5	10.6
Net income from continuing operations	**93.2**	**30.5**	**38.3**	**162.0**
Income from discontinued operations	—	5.0	—	5.0
Net income	**93.2**	**35.5**	**38.3**	**167.0**
Income from discontinued operations attributable to noncontrolling interest	—	1.1	—	1.1
Net income attributable to Two Harbors Investment Corp.	**93.2**	**34.4**	**38.3**	**165.9**
Dividends on preferred stock	11.9	—	—	11.9
Net income attributable to common stockholders	**$81.3**	**$34.4**	**$38.3**	**$154.0**
Weighted average earnings per basic common share	$0.47	$0.19	$0.22	$ 0.88

(1) Core Earnings is a non-GAAP measure. Please see Appendix slide 20 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

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Q3-2017 Operating Performance

(In millions, except for per common share data)	Q3-2017 Core Earnings[1]		Realized Gains (Losses)	Unrealized MTM	Total
Interest income	$195.6		$—	$—	$195.6
Interest expense	99.0		—	—	99.0
Net interest income	96.6		—	—	96.6
Total other-than-temporary impairment losses	—		—	—	—
(Loss) gain on investment securities	—		(3.9)	9.5	5.6
(Loss) gain on interest rate swaps and swaptions	(0.4)		32.9	(32.7)	(0.2)
Gain (loss) on other derivative instruments	2.8		(19.3)	(2.5)	(19.0)
Servicing income	57.4		—	—	57.4
(Loss) gain on servicing asset	(39.4)		(0.5)	10.7	(29.2)
Gain on residential mortgage loans held-for-sale	—		0.1	0.3	0.4
Other income (loss)	1.2		(1.7)	8.6	8.1
Total other income (loss)	21.6		7.6	(6.1)	23.1
Management fees & other operating expenses	28.8		3.0	—	31.8
Net income (loss) before income taxes	89.4		4.6	(6.1)	87.9
Income tax expense (benefit)	2.0		9.9	(17.3)	(5.4)
Net income (loss) from continuing operations	**87.4**		**(5.3)**	**11.2**	**93.3**
Income from discontinued operations	10.7	(2)	0.8	—	0.8
Net income	**98.1**		**(4.5)**	**11.2**	**94.1**
Income from discontinued operations attributable to noncontrolling interest	—		2.7	—	2.7
Net income attributable to Two Harbors Investment Corp.	**98.1**		**(7.2)**	**11.2**	**91.4**
Dividends on preferred stock	8.9		—	—	8.9
Net income attributable to common stockholders	**$89.2**		**($7.2)**	**$11.2**	**$82.5**
Weighted average earnings per basic common share	$0.51		($0.04)	$0.06	$ 0.53

(1) Core Earnings is a non-GAAP measure. Please see Appendix slide 20 of this presentation for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.
(2) For the six months ended December 31, 2017, Core Earnings excludes our controlling interest in Granite Point's Core Earnings and, for the three months ended September 30, 2017, includes our share of Granite Point's declared dividend. We believe this presentation is the most accurate reflection of our incoming cash associated with holding shares of Granite Point common stock and assists with the understanding of the forward-looking financial presentation of the company.

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GAAP to Core Earnings Reconciliation(1) Reconciliation of GAAP to non-GAAP Information Three Months Ended Three Months Ended (In thousands, except for per common share data) September 30, 2017 December 31, 2017 Reconciliation of Comprehensive income to Core Earnings: Comprehensive income $161,601 $65,728 Adjustment for other comprehensive (income) loss attributable to common stockholders: Unrealized (gain) loss on available-for-sale securities attributable to common stockholders (68,425) 88,227 Net income attributable to common stockholders $93,176 $153,955 Adjustments for non-core earnings: Realized loss on securities and residential mortgage loans, net of tax 2,168 9,374 Unrealized (gain) loss on securities and residential mortgage loans held-for-sale, net of tax (9,752) 8,030 Other-than-temporary impairment loss — 360 Unrealized loss (gain) on interest rate swaps and swaptions hedging interest rate exposure (or duration), net of tax 11,340 (70,909) Realized (gain) loss on termination or expiration of swaps and swaptions, net of tax (14,563) 5,402 Losses on other derivative instruments, net of tax 14,578 6,157 Realized and unrealized gains on financing securitizations, net of tax (6,835) (7,778) Realized and unrealized gains on mortgage servicing rights, net of tax (5,864) (34,929) Change in servicing reserves, net of tax (315) (75) Non-cash equity compensation expense (income)(2) 3,917 (372) Change in tax valuation allowance (57) (1,543) Tax expense related to a decrease in the future federal statutory tax rate due to recent tax reform — 17,547 Income from discontinued operations, net of tax (9,273) (3,877) Two Harbors’ share of GPMT dividends declared during the three months ended September 30, 2017 10,658 — Core Earnings attributable to common stockholders $89,178 (3) $81,342 Weighted average basic common shares outstanding 174,488,296 174,490,106 Core Earnings per weighted average basic common share outstanding $0.51 $0.47 20 (1) Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income (loss) attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, certain upfront costs related to securitization transactions, non-cash compensation expense related to restricted common stock, restructuring charges and transaction costs related to the the contribution of TH Commercial Holdings LLC to Granite Point). As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs. (2) This non-cash equity compensation expense was included in Core Earnings for periods ending prior to March 31, 2017. (3) For the six months ended December 31, 2017, Core Earnings excludes our controlling interest in Granite Point’s Core Earnings and, for the three months ended September 30, 2017, includes our share of Granite Point’s declared dividend. We believe this presentation is the most accurate reflection of our incoming cash associated with holding shares of Granite Point common stock and assists with the understanding of the forward-looking financial presentation of the company.

Rates: Agency RMBS Metrics 21 AGENCY PORTFOLIO YIELDS AND METRICS AGENCY RMBS CPR(1) (1) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. Portfolio Yield Realized Q3-2017 At September 30, 2017 Realized Q4-2017 At December 31, 2017 Agency yield 3.0% 3.0% 3.1% 3.1 % Repo and FHLB costs 1.4% 1.5% 1.5% 1.6 % Swap costs 0.1% (0.1)% —% 0.1% Net interest spread 1.5% 1.6% 1.6% 1.4 % Portfolio Metrics Q3-2017 Q4-2017 Weighted average 3-month CPR(1) 8.0% 7.6 % Weighted average cost basis(2) $106.6 $106.6 AGENCY PORTFOLIO COMPOSITION 15.0% 10.0% 5.0% 0.0% Q4-2016 Q1-2017 Q2-2017 Q3-2017 Q4-2017 7.1% 5.6% 8.0% 8.0% 7.6% 30-Year Fixed 4-4.5% 69.7% 30-Year Fixed 3-3.5% 24.6% 30-Year Fixed 5% & above 2.7% IO & Inverse IO 1.6% Hybrid ARMs and Other 1.4%

Rates: Agency RMBS 22 As of December 31, 2017 Par Value ($M) Market Value ($M) % Prepay Protected(1) Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year fixed 3.0-3.5% $4,371 $4,510 95.9% $4,570 3.5% 13 4.0-4.5% 11,991 12,765 99.1% 12,812 4.2% 17 ≥ 5.0% 453 501 100.0% 489 5.4% 90 16,815 17,776 98.3% 17,871 4.1% 18 Hybrid ARMs 22 23 —% 23 5.0% 166 Other 245 245 0.6% 242 4.9% 153 IOs and IIOs 3,530 286 (2) —% 310 3.1% 104 Total $20,612 $18,330 95.4% $18,446 (1) Includes securities with implicit or explicit protection including lower loan balances (securities collateralized by loans less than or equal to $175K of initial principal balance), higher LTVs (securities collateralized by loans with greater than or equal to 80% LTV), certain geographic concentrations and lower FICO scores. (2) Represents market value of $195.1 million of IOs and $91.0 million of Agency Derivatives.

Rates: Mortgage Servicing Rights(1) 23 As of September 30, 2017 As of December 31, 2017 Fair value ($M) $930.6 $1,086.7 Unpaid principal balance ($M) $88,789.8 $101,344.1 Weighted average coupon 3.9% 3.9% Original FICO score(2) 753 753 Original LTV 73% 74% 60+ day delinquencies 0.3% 0.5% Net servicing spread 25.4 basis points 25.3 basis points Vintage: Pre-2009 0.4% 0.3% 2009-2012 15.4% 13.1% Post 2012 84.2% 86.6% (1) Excludes residential mortgage loans for which the company is the named servicing administrator. (2) FICO represents a mortgage industry accepted credit score of a borrower.

Credit: Non-Agency Securities Metrics 24 LEGACY NON-AGENCY PORTFOLIO COMPOSITIONNON-AGENCY PORTFOLIO YIELDS AND METRICS (1) Weighted average cost basis includes legacy non-Agency principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total legacy non-Agency securities excluding the company’s non-Agency interest-only portfolio would have been $57.27 at December 31, 2017. Portfolio Yield Realized Q3-2017 At September 30, 2017 Realized Q4-2017 At December 31, 2017 Non-Agency yield 8.1% 7.7% 7.6% 7.5% Repo and FHLB costs 3.0% 3.0% 3.0% 3.0% Swap costs —% —% —% —% Net interest spread 5.1% 4.7% 4.6% 4.5% LEGACY NON-AGENCY CPR Non-Agency: Loan Type September 30, 2017 December 31, 2017 Sub-prime 79% 81% Option-ARM 10% 9% Prime 2% 1% Alt-A 9% 9% Portfolio Metrics Q3-2017 Q4-2017 Weighted average 3-month CPR 6.4% 6.4% Weighted average cost basis(1) $60.0 $59.9 10.0% 5.0% 0.0% Q4-2016 Q1-2017 Q2-2017 Q3-2017 Q4-2017 6.2% 6.7% 6.2% 6.4% 6.4%

Credit: Legacy Non-Agency Securities

As of December 31, 2017	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio characteristics:			
Carrying value ($M)	$1,790.5	$762.3	$2,552.8
% of non-Agency portfolio	70.1%	29.9%	100.0%
Average purchase price[1]	$57.57	$65.36	$59.89
Average coupon	2.8%	2.3%	2.6%
Weighted average market price[2]	$75.06	$79.17	$76.24
Collateral attributes:			
Average loan age (months)	137	145	139
Average loan size ($K)	$370	$356	$366
Average original Loan-to-Value	69.3%	68.8%	69.1%
Average original FICO[3]	636	573	617
Current performance:			
60+ day delinquencies	22.9%	20.3%	22.1%
Average credit enhancement[4]	7.5%	16.1%	10.0%
3-Month CPR[5]	6.1%	7.1%	6.4%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total legacy non-Agency securities, excluding our non-Agency interest-only portfolio, would have been $55.07, $62.73 and $57.27, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our legacy non-Agency portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Financing

$ in millions

Outstanding Borrowings and Maturities[1]	Repurchase Agreements	FHLB Advances	Revolving Credit Facilities	Convertible Notes	Total Outstanding Borrowings	Percent (%)
Within 30 days	$ 4,269.5	$ —	$ —	$ —	$ 4,269.5	20.4%
30 to 59 days	3,831.1	—	—	—	3,831.1	18.3%
60 to 89 days	3,458.9	—		—	3,458.9	16.5%
90 to 119 days	2,452.4	—	—	—	2,452.4	11.7%
120 to 364 days	5,326.8	—	20.0	—	5,346.8	25.5%
One to three years	112.5	815.0	—	—	927.5	4.4%
Three to five years	—	—	—	282.8	282.8	1.3%
Ten years and over[2]	—	400.0	—	—	400.0	1.9%
	$ 19,451.2	$ 1,215.0	$ 20.0	$ 282.8	$ 20,969.0	100.0%

Collateral Pledged for Borrowings[3]	Repurchase Agreements	FHLB Advances	Revolving Credit Facilities[5]	Convertible Notes	Total Collateral Pledged	Percent (%)
Available-for-sale securities, at fair value[4]	$ 20,489.4	$ 1,273.7	$ —	n/a	$ 21,763.1	97.0%
Derivative assets, at fair value	90.9	—	—	n/a	90.9	0.4%
Mortgage servicing rights, at fair value	424.7	—	159.5	n/a	584.2	2.6%
	$ 21,005.0	$ 1,273.7	$ 159.5	n/a	$ 22,438.2	100.0%

(1) Weighted average of 7.8 months to maturity.
(2) Includes FHLB advances of $0.4 billion with original maturities of 20 years.
(3) Excludes FHLB membership and activity stock totaling $53.8 million.
(4) Includes unsettled sales of available-for-sale securities included in due from counterparties on the consolidated balance sheet.
(5) Revolving credit facilities over-collateralized due to operational considerations.

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Maturities Notional Amounts ($B)(1) Average Fixed Pay Rate(2) Average Receive Rate(2) Average Maturity Years(2) Payers 2018 $4.3 1.155% 1.508% 0.5 2019 5.5 1.767% 1.386% 1.8 2020 5.5 1.945% 1.509% 2.9 2021 2.4 1.788% 1.628% 3.9 2022 and after 5.2 1.764% 1.516% 6.4 $22.9 1.694% 1.493% 3.0 Maturities Notional Amounts ($B) Average Pay Rate Average Fixed Receive Rate Average Maturity (Years) Receivers 2020 0.2 1.391% 1.642% 2.6 2021 0.5 1.357% 1.327% 3.1 2022 and after 4.9 1.475% 2.325% 8.3 $5.6 1.462% 2.211% 7.7 Interest Rate Swaps 27(1) Notional amount includes $570.0 million in forward starting interest rate swaps as of December 31, 2017. (2) Weighted averages exclude forward starting interest rate swaps. As of December 31, 2017, the weighted average fixed pay rate on interest rate swaps starting in 2018 was 2.1%.

Interest Rate Swaptions 28 Option Underlying Swap Swaption Expiration Cost ($M) Fair Value ($M) Average Months to Expiration Notional Amount ($M) Average Pay Rate Average Receive Rate Average Term (Years) Purchase Contracts: Payer <6 Months $21.4 $17.7 4.0 $7,200 2.27% 3M LIBOR 3.8 Receiver <6 Months $4.7 $3.0 3.7 $2,300 3M LIBOR 2.10% 10.0 Sale Contracts: Payer <6 Months ($8.0) ($5.6) 4.7 ($1,693) 2.70% 3M LIBOR 10.0 Receiver <6 Months ($16.3) ($4.7) 5.2 ($5,141) 3M LIBOR 1.89% 5.6